Exhibit 10.16(o)

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c/o Rural/Metro Corporation
8401 East Indian School Road
Scottsdale, Arizona 85251

     Re:  CHANGE OF CONTROL AGREEMENT

Dear _________:

     In the past, our Board of Directors (the "Board") concluded that it was in the best interests of Rural/Metro Corporation ("Rural/Metro") and its shareholders to take appropriate steps to allay any concerns you may have had about your future employment opportunities with Rural/Metro and its subsidiaries (Rural/Metro and its subsidiaries are collectively referred to as the "Company"). As a result, the Board offered you a special package of benefits described in your current Change of Control Agreement. As we have discussed, the Board has decided to offer certain enhancements to your current Change of Control Agreement. This revised Change of Control Agreement ("Agreement") reflects those enhancements.

     Please bear in mind that the benefits described below are being offered to you alone and we accordingly ask that you refrain from discussing this special program with others. Also, please note that the special benefits package described below will only be effective if you sign the extra copy of this Agreement which is enclosed, and return it to me on or before ___________. If you timely sign and return the Agreement, it will replace your current Change of Control Agreement.

     1.   TERM OF AGREEMENT.

     This Agreement is effective as of ______________, and will continue in effect as long as you are actively employed by Rural/Metro, unless you and Rural/Metro agree in writing to its termination.

     2.   ELIGIBILITY FOR COC PAYMENT.

     You will receive the "COC Payment," as defined in Section 3, if:

          (a) Your employment with the Company is terminated without "Cause" (as defined in Section 9) within two years following a Change of Control; or
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          (b) You terminate your  employment  with the Company for "Good Reason"
(as defined in Section 8) within two years following a Change of Control.

     Notwithstanding the foregoing, no COC Payment will be payable if your employment is terminated for Cause, if you terminate your employment without Good Reason, or if your employment is terminated by reason of your "Disability" (as defined in Section 11(d)) or your death. In addition, the COC Payment will not be payable if your employment is terminated by you or the Company for any or no reason before a Change of Control occurs or if your employment is terminated by you or the Company for any or no reason more than two years after a Change of Control has occurred.

     In order to receive the COC Payment, you must execute any release reasonably requested by Rural/Metro of claims that you may have pursuant to this Agreement (but not any other claims).

     The COC Payment will be payable without regard to whether you look for or obtain alternative employment following your termination of employment with the Company.

     3.   COMPUTATION OF COC PAYMENT.

     The "COC Payment" is a lump sum payment equal to the sum of: (a) 200% of your annualized base salary as of the day on which the Change of Control occurs; plus (b) 200% of an amount equal to (i) the incentive compensation paid or payable to you pursuant to our Management Incentive Program on account of performance during the calendar year immediately preceding the calendar year in which the Change of Control occurs and (ii) any other bonuses or incentive compensation paid or payable to you for such year. The COC Payment is in addition to and distinct from any payments to which you may be entitled due to your termination pursuant to the terms of your "Employment Agreement" (as defined in Section 21), any applicable law, or otherwise.

     The COC Payment will be paid in one lump sum within five days following your termination of employment. In the event of your death, any unpaid portion of the COC Payment will be paid to your surviving spouse, or if there is no surviving spouse, to your family trust or, if these is no family trust, to your estate.

     4.   ACCELERATION OF OR PAYMENT FOR OPTIONS.

     If an agreement is entered into that will result in a Change of Control, before the Change of Control occurs the Board will accelerate the vesting and exercisability of any options you hold to acquire Company stock that, pursuant to their terms, are not yet vested and exercisable (the "Existing Options"). As a general rule, the Existing Options and any other options that you hold will remain exercisable following the Change of Control until the options lapse in accordance with their terms. However, if your employment with the Company is terminated without "Cause" within two years following a Change of Control or you terminate your employment with the Company for "Good Reason" within two years following a Change of Control, the Existing Options and any other options that

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you hold will remain  exercisable  until the later of ninety days after the last day of the Severance Period (as defined below), or ten years after the Grant Date (five years after the Grant Date if the Options are incentive stock options and you are a shareholder who at the Grant Date owned stock possessing more than 10% of the combined voting power of all classes of stock of Rural/Metro or any parent or subsidiary of Rural/Metro). If the exercise period relating to incentive stock options granted in compliance with Section 422 of the Internal Revenue Code would be exceeded by application of the foregoing, then the incentive stock option shall be considered to be a non-qualified stock option. The "Severance Period" shall be as defined in Section 9 of your Employment Agreement, but not less than two years for purposes of this Agreement.

     5.   BENEFITS CONTINUATION.

     If your employment is terminated by the Company without Cause, or if you terminate your employment for Good Reason, within two years following a Change of Control, you will continue to receive life, disability, accident and group health Insurance benefits substantially similar to those which you were receiving immediately prior to your termination of employment for a period of twenty-four (24) months following your termination of employment. Such benefits shall be provided on substantially the same terms and conditions as they were provided prior to the Change of Control. If a particular insurance benefit may not be continued for any reason, the Company shall pay a "Benefit Allowance" to the Executive. The Benefit Allowance will equal 145% of the cost to Rural/Metro of providing the unavailable insurance benefit to a similarly situated employee. The Benefit Allowance shall be paid on a monthly basis or in a single lump sum. The cost of providing the unavailable benefit to a similarly situated employee and whether the Benefit Allowance will be paid in monthly installments or in a lump sum will be determined by Rural/Metro in the exercise of its discretion.

     The Company does not intend to provide duplicative benefits. As a result, benefits otherwise receivable pursuant to this Section shall be reduced or eliminated if and to the extent that you receive such benefits pursuant to your Employment Agreement.

     Benefits otherwise receivable pursuant to this Section also shall be reduced or eliminated if and to the extent that you receive comparable benefits from any other source (for example, another employer).

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     6.   INCENTIVE COMPENSATION.

     If you are employed by the Company on the day on which a Change of Control occurs, the incentive compensation to which you will be entitled under the Management Incentive Program for the calendar year in which the Change of Control occurs will equal at least the "Minimum Incentive Compensation Amount". The "Minimum Incentive Compensation Amount" will equal the incentive compensation to which you would have been entitled if the year were to end on the day on which the Change of Control occurs, based upon performance up to that date. In measuring financial performance, financial results through the date of the Change of Control will be annualized.

     7.   CHANGE OF CONTROL DEFINED.

     For purposes of this Agreement, the term Change of Control shall mean any one or more of the following transactions or situations:

          (a) A sale, transfer, or other disposition by Rural/Metro through a single transaction or a series of transactions of securities of Rural/Metro representing 30% or more of the combined voting power of Rural/Metro's then outstanding securities to any "Unrelated Person" or "Unrelated Persons" acting in concert with one another. For purposes of this Section, the term "Person" shall mean and include any individual, partnership, joint venture, association, trust, corporation, or other entity (including a "group" as referred to in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Act")). For purposes of this Section, the term "Unrelated Person" shall mean and include any Person other than: Rural/Metro, a wholly-owned subsidiary of Rural/Metro, or an employee benefit plan of Rural/Metro.

          (b) A sale, transfer, or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of Rural/Metro to an Unrelated Person or Unrelated Persons acting in concert with one another.

          (c) A change in the ownership of Rural/Metro through a single transaction or a series of transactions such that any Unrelated Person or Unrelated Persons acting in concert with one another become the "Beneficial Owner", directly or indirectly, of securities of Rural/Metro representing at least 30% of the combined voting power of Rural/Metro's then outstanding securities. For purposes of this Section, the term "Beneficial Owner" shall have the same meaning as given to that term in Rule l3d-3 promulgated under the Act, provided that any pledgee of voting securities shall not be deemed to be the Beneficial Owner thereof prior to its acquisition of voting rights with respect to such securities.

          (d) Any consolidation or merger of Rural/Metro with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of Rural/Metro immediately prior to the

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consolidation or merger are the Beneficial Owners of securities of the surviving corporation representing at least 50% of the combined voting power of the surviving corporation's then outstanding securities.

          (e) During any period of two (2) years, individuals who, at the beginning of such period, constituted the Board of Directors of Rural/Metro cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of such period.

          (f) A change in control of Rural/Metro of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act, or any successor regulation of similar import, regardless of whether Rural/Metro is subject to such reporting requirement.

     Notwithstanding any provision herein to the contrary, the filing of a proceeding for the reorganization of Rural/Metro under Chapter 11 of the Federal Bankruptcy Code or any successor or other statute of similar import shall not be deemed to be a Change of Control for purpose of this Agreement.

     If more than one of the transactions or situations referred to above occurs during the term of this Agreement, each shall be treated as a separate Change of Control.

     8.   GOOD REASON DEFINED.

     For purposes of this Agreement, "Good Reason" shall mean any one or more of the following:

          (a) The assignment to you of any duties which are inconsistent with, or the reduction of powers or functions associated with, your current positions, duties, responsibilities and status with Rural/Metro, or a change in your reporting responsibilities, or in the conditions of your employment; provided that a single reduction by Rural/Metro of less than 10% (or aggregate reductions totaling less than 10%) in your base salary as in effect on the date hereof or as the same may be increased as provided in your Employment Agreement is permissible and shall not constitute "Good Reason".

          (b) The failure of Rural/Metro to cause any successor to expressly assume and agree to perform this Agreement pursuant to Section 12 hereof.

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          (c) Any purported  termination by Rural/Metro of your  employment that is not effected by a Notice of Termination pursuant to Section 11 below or for grounds not constituting Cause.

          (d) Rural/Metro relieving you of your duties.

          (e) Rural/Metro requiring you to relocate, without your express written consent, to an employment location which is more than 50 miles from your employment location on the date of the Change of Control.

          (f) Any other event which constitutes "Good Reason" under paragraph 7A of your Employment Agreement with Rural/Metro. If there is no such agreement in effect at the time of your termination, this paragraph (f) shall be inapplicable.

     9.   CAUSE DEFINED.

     For purposes of this Agreement, the term "Cause" shall be given the meaning ascribed to such term in your Employment Agreement, and shall be determined in the same manner as provided in your Employment Agreement, as it may be amended from time to time. If no written Employment Agreement is in effect at the time of your termination of employment, "Cause" shall be given the meaning ascribed to it in the last written Employment Agreement that was in effect between you and the Company that included a definition of "Cause".

     10.  CEILING ON BENEFITS.

     The Internal Revenue Code (the "Code") places significant tax burdens on you and the Company if the total payments made to you due to a Change of Control exceed prescribed limits. For example, if your limit is $300,000 and the total payments equal or exceed the limit, you are subject to an excise tax under
Section 4999 of the Code of 20% of all amounts paid to you in excess of $100,000. If your limit is $300,000, you will not be subject to an excise tax if you receive $299,999. If you receive $300,000, you will be subject to an excise tax of $40,000 (20% of $200,000).

     In order to avoid this excise tax and the related adverse tax consequences for the Company, by signing this Agreement, you will be agreeing that the present value of your "Total Payments" (as defined below) will not exceed an amount equal to two and ninety-nine hundredths (2.99) times your "Base Period Income" (as defined below). This is the maximum amount which you may receive without becoming subject to the excise tax imposed by Section 4999 of the Code or which the Company may pay without loss of deduction under Section 280G of the Code.

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     "Base  Period  Income" is an amount  equal to your  "annualized  includable compensation" for the "base period" as defined in Sections 280G(d)(1) and (2) of the Code and the regulations adopted thereunder. Generally, your "annualized includable compensation" is the average of your annual taxable income from the Company for the "base period", which is the five calendar years prior to the year in which the Change of Control occurs. These concepts are complicated and technical and all of the rules set forth in the applicable regulations apply for purposes of this Agreement.

     Your "Total Payments" include the sum of the COC Payment and any other "payments in the nature of compensation" (as defined in Section 280G of the Code and the regulations adopted thereunder) to or for your benefit, the receipt of which is contingent on a Change of Control and to which Section 280G of the Code applies.

     If Rural/Metro believes that these rules will result in a reduction of the payments to which you are entitled under this Agreement, it will so advise you within 60 days following delivery of the "Notice of Termination" described in
Section 11. You and Rural/Metro will then, at Rural/Metro's expense, retain legal counsel, certified public accountants, and/or a firm of recognized executive compensation consultants to provide an opinion or opinions concerning whether your Total Payments exceed the limit discussed above.

     Rural/Metro will select the legal counsel, certified public accountants and executive compensation consultants. If you do not accept one or more of the parties selected by Rural/Metro, you may provide Rural/Metro with the names of legal counsel, certified public accountants and/or executive compensation consultants acceptable to you. If Rural/Metro does not accept the party or parties selected by you, the legal counsel, certified public accountants and/or executive compensation consultants selected by you and Rural/Metro, respectively, will select the legal counsel, certified public accountants and/or executive compensation consultants to provide the opinions required.

     At a minimum, the opinions required by this Section must set forth (a) the amount of your Base Period Income, (b) the present value of the Total Payments and (c) the amount and present value of any payments in excess of 3 times your Base Period Income.

     If the opinions state that there would be such an excess, your payments under this Agreement will be reduced to the extent necessary to eliminate the excess. If the legal counsel or certified public accountants selected to provide the opinions referred to above so requests in connection with the opinion required by this Section, a firm of recognized executive compensation consultants, selected by you and Rural/Metro pursuant to the procedures set forth above, shall provide an opinion, upon which such legal counsel or

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certified public  accountants may rely, as to the  reasonableness of any item of compensation as reasonable compensation for services rendered before or after the Change of Control.

     If Rural/Metro believes that your Total Payments will exceed the limitations of this Section, it will nonetheless make payments to you, at the times stated above, in the maximum amount that it believes may be paid without exceeding such limitations. The balance, if any, will then be paid after the opinions called for above have been received.If the amount paid to you by Rural/Metro is ultimately determined, pursuant to the opinion referred to above or by the Internal Revenue Service, to have exceeded the limitation of this Section, Rural/Metro will promptly pay you an additional amount in cash (the "Gross-up Payment") equal to the sum of any excise tax imposed pursuant to
Section 4999 of the Code or any comparable provision of state or local law (an "Excise Tax") and all taxes, interest and penalties including, without limitation, any federal, state and local income taxes payable by you as a result of the receipt of the Gross-up Payment, or as a result of any liability for or the withholding or the assessment of any Excise Tax or the receipt of the Gross-up Payment. For such purposes, federal income taxes shall be determined net of the maximum reduction in such federal income taxes that could be obtained from the deduction of such state and local taxes as calculated by (i) taking into account the effects of all limitations on the deductibility for federal income tax purposes of such state and local taxes (including without limitation the nondeductibility of state and local taxes for federal alternative minimum tax purposes, limitations on deductibility of itemized deductions or miscellaneous itemized deductions, and the phase-out of personal exemptions,
(ii) assuming that your only income consists of compensation paid to you by Rural/Metro, and (iii) utilizing your actual itemized deductions other than for state and local income taxes for your taxable year immediately preceding the taxable year the Gross-Up Payment is to be made. It is intended that under this provision Rural/Metro will indemnify you in such a manner that you shall not suffer any loss or expense by reason of the assessment of any Excise Tax or your receipt of or entitlement to the Gross-Up Payment. For purposes of this Agreement, "federal income taxes" include, without limitation, federal alternative minimum taxes.

     In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section shall be of no further force or effect.

     11.  TERMINATION NOTICE AND PROCEDURE.

     Any termination by the Company or you of your employment shall be communicated by written Notice of Termination to you if such Notice of Termination is delivered by the Company and to the Company if such Notice of
Termination  is  delivered  by  you,  all  in  accordance   with  the  following
procedures:

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          (a) The Notice of Termination shall indicate the specific  termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination.

          (b) Any Notice of Termination by the Company shall be in writing signed by the Chairman of the Board of Rural/Metro, specifying in detail the basis for such termination.

          (c) If the Company shall furnish a Notice of Termination for Cause and you in good faith notify the Company that a dispute exists concerning such termination within the 15 day period following your receipt of such notice, you may elect to continue your employment during such dispute. If it is thereafter determined that (i) Cause did exist, your "Termination Date" shall be the earlier of (A) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to the alternative dispute resolution provisions of Section 18 or (B) the date of your death, or (ii) Cause did not exist, your employment shall continue as if the Company had not delivered its Notice of Termination and there shall be no Termination Date arising out of such notice.

          (d) If the Company shall furnish a Notice of Termination by reason of Disability and you in good faith notify the Company that a dispute exists concerning such termination within the 15-day period following your receipt of such notice, you may elect to continue your employment during such dispute. The dispute relating to the existence of a Disability shall be resolved by the opinion of the licensed physician selected by Rural/Metro; provided, however, that if you do not accept the opinion of the licensed physician selected by Rural/Metro, the dispute shall be resolved by the opinion of a licensed physician who shall be selected by you; provided further, however, that if Rural/Metro does not accept the opinion of the licensed physician selected by you, the dispute shall be finally resolved by the opinion of a licensed physician selected by the licensed physicians selected by Rural/Metro and you, respectively. If it is thereafter determined that (i) a Disability did exist, your Termination Date shall be the earlier of (A) the date on which the dispute is resolved or (B) the date of your death, or (ii) a Disability did not exist, your employment shall continue as if the Company had not delivered its Notice of Termination and there shall be no Termination Date arising out of such notice. For purposes of this Agreement, "Disability" shall be given the meaning ascribed to such term in your Employment Agreement at the time the Disability determination is being made. If there is no Employment Agreement that defines "Disability", "Disability" shall mean your inability to perform your customary duties for the Company due to a physical or mental condition that is considered to be of long-lasting or indefinite duration.

          (e) If you in good faith furnish a Notice of Termination for Good Reason and the Company notifies you that a dispute exists concerning the termination within the 15 day period following the Company's receipt of such

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notice, you may elect to continue your employment during such dispute.  If it is thereafter determined that Good Reason did exist, your Termination Date shall be the earlier of (A) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to the alternative dispute resolution provisions of Section 18, (B) the date of your death or (C) one day prior to the second anniversary of a Change of Control, and your payments hereunder shall reflect events occurring after you delivered the Notice of Termination. If it is determined that Good Reason did not exist, you will be deemed to have terminated your employment without Good Reason, and your Termination Date shall be either (A) the date on which you furnished the Notice of Termination for Good Reason, if you did not elect to continue your employment during the dispute concerning whether Good Reason existed, or (B) the date on which it is determined that Good Reason did not exist, if you elected to continue your employment during the dispute concerning whether Good Reason existed. You may withdraw any Notice of Termination at any time and the employment relationship shall continue.

          (f) If you do not elect to continue employment pending resolution of a dispute regarding a Notice of Termination, and it is finally determined that the reason for termination set forth in such Notice of Termination did not exist, if such notice was delivered by you, you shall be deemed to have voluntarily terminated your employment other than for Good Reason and, if delivered by the Company, the Company will be deemed to have terminated you other than by reason of Disability or Cause.

          (g) For purposes of this Agreement, a transfer from Rural/Metro to one of its subsidiaries or a transfer from a subsidiary to Rural/Metro or another subsidiary shall not be treated as a termination of employment although it may, in certain circumstances, provide you with Good Reason to terminate employment pursuant to Section 8.

     12.  SUCCESSORS.

     Rural/Metro will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Rural/Metro or any of its subsidiaries to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Rural/Metro or any subsidiary would be required to perform it if no such succession had taken place. Failure of Rural/Metro to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for Good Reason following a Change of Control, except that for purposes of implementing the foregoing, the date on which any such

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succession  becomes  effective shall be deemed the Termination  Date. As used in this Agreement, "Rural/Metro" shall mean Rural/Metro as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

     13.  BINDING AGREEMENT.

     This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts shall be paid in accordance with the second paragraph of Section 3.

     14.  NOTICE.

     For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to Rural/Metro shall be directed to the attention of the Chairman of the Board of Rural/Metro with a copy to the Secretary of Rural/Metro, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     15.  MISCELLANEOUS.

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and the Chairman of the Board of Rural/Metro. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona without regard to its conflicts of law principles. All references to sections of the Securities Exchange Act of 1934 or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company that arise prior to the expiration of this Agreement shall survive the expiration of the term of this Agreement.

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     16.  VALIDITY.

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     17.  COUNTERPARTS.

     This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     18.  ALTERNATIVE DISPUTE RESOLUTION.

     All claims, disputes and other matters in question between the parties arising under this Agreement shall, unless otherwise provided herein (such as in Sections 10 and 11(d)), be resolved in accordance with the arbitration or alternative dispute resolution provisions included in your Employment Agreement. If no written Employment Agreement is in effect at the time of your termination of employment, or, if the Employment Agreement in effect at the time of your termination of employment does not include arbitration or alternative dispute resolution provisions, all claims, disputes and other matters in question between the parties arising under this Agreement shall be decided by arbitration in Phoenix, Arizona, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (including such procedures governing selection of the specific arbitrator or arbitrators), unless the parties mutually agree otherwise. The Company shall pay the costs of any such arbitration. The award by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

     19.  EXPENSES AND INTEREST.

     If a good faith dispute shall arise with respect to the enforcement of your rights under this Agreement or if any arbitration or legal proceeding shall be brought in good faith to enforce or interpret any provision contained herein, or to recover damages for breach hereof, and you are the prevailing party, you shall recover from the Company any reasonable attorneys' fees and necessary costs and disbursements incurred as a result of such dispute or legal proceeding, and prejudgment interest on any money judgment obtained by you calculated at the rate of interest announced by Bank One, Arizona, NA from time to time as its prime rate from the date that payments to you should have been made under this Agreement. It is expressly provided that the Company shall in no event recover from you any attorneys' fees, costs, disbursements or interest as a result of any dispute or legal proceeding involving the Company and you.

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     20.  PAYMENT OBLIGATIONS ABSOLUTE.

     Rural/Metro's obligation to pay you the compensation and to make the arrangements in accordance with the provisions herein shall be absolute and unconditional and shall not be affected by any circumstances; provided, however, that Rural/Metro may apply amounts payable under this Agreement to any debts owed to Rural/Metro by you on your Termination Date. All amounts payable by Rural/Metro in accordance with this Agreement shall be paid without notice or demand. If Rural/Metro has paid you more than the amount to which you are entitled under this Agreement, Rural/Metro shall have the right to recover all or any part of such overpayment from you or from whomsoever has received such amount.

     21.  EFFECT ON EMPLOYMENT AGREEMENT.

     This Agreement supplements, and does not replace, your Employment Agreement, as it may be amended or replaced from time to time (the "Employment Agreement"). You will be entitled to receive all amounts due to you pursuant to your Employment Agreement, but some benefits due pursuant to your Employment Agreement may reduce the benefits due pursuant to Section 5. If there is any conflict between the provisions of this Agreement and your Employment Agreement, the provisions of this Agreement shall control.

     22.  ENTIRE AGREEMENT.

     This Agreement, your Employment Agreement, and any Stock Option Agreements set forth the entire agreement between you and the Company concerning the subject matter discussed in this Agreement and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether written or oral, by any officer, employee or representative of the Company. Any prior agreements or understandings with respect to the subject matter set forth in this Agreement are hereby terminated and canceled.

     23.  DEFERRAL OF PAYMENTS.

     To the extent that any payment under this Agreement, when combined with all other payments received during the same calendar year that are subject to the limitations on deductibility under Section 162(m) of the Code, would exceed the limitations on deductibility under Section 162(m) of the Code for such year, such excess shall, in the discretion of Rural/Metro, be deferred to the next succeeding calendar year. Such deferred amounts, together with interest at the rate of eight percent (8%) per annum, shall be paid no later than the 60th day after the beginning of such next succeeding calendar year, provided that such payment, when combined with any other payments subject to the Section 162(m) limitations received during the first forty-five (45) days of such next succeeding calendar year, does not exceed the limitations on deductibility under
Section 162(m) of the Code for such next succeeding calendar year.

                                       13
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     24.  PARTIES.

     This Agreement is an agreement between you and Rural/Metro. In certain cases, though, obligations imposed upon Rural/Metro may be satisfied by a Rural/Metro subsidiary. Any payment made or action taken by a Rural/Metro subsidiary shall be considered to be a payment made or action taken by Rural/Metro for purposes of determining whether Rural/Metro has satisfied its obligations under this Agreement.

     If you would like to participate in this special benefits program, please sign and return the extra copy of this letter which is enclosed.

                                        Sincerely,


                                        ----------------------------------------
                                        Cor Clement
                                        Chairman, Board of Directors

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                                   ACCEPTANCE

     I hereby accept the offer to participate in this special benefit program and I agree to be bound by all of the provisions noted above.


                                        ----------------------------------------

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